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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K


                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                         Date of Report
               (Date of earliest event reported)
                          June 3, 1997

                     GIANT INDUSTRIES, INC.
    (Exact name of registrant as specified in its charter)

                           Delaware
           (State or jurisdiction of incorporation)

            1-10398                      86-0642718
   (Commission File Number)   (IRS Employer Identification No.)


          23733 North Scottsdale Road
              Scottsdale, Arizona                 85255
     (Address of principal executive offices)   (Zip Code)

        Registrant's telephone number, including area code
                        (602) 585-8888
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On June 3, 1997, Giant Industries Arizona, Inc., ("Giant Arizona"), a wholly-owned subsidiary of Giant Industries, Inc., ("Giant"), purchased all of the issued and outstanding common stock of Phoenix Fuel Co., Inc. from J. W. Wilhoit, as Trustee of the Wilhoit Trust Agreement Dated 12/26/74, Katherine C. Lahowetz, as Trustee of the Theresa Ann Wilhoit Grantor Retained Annuity Trust Dated 4/4/97, Katherine C. Lahowetz, and Katherine C. Lahowetz, as Custodian for the Benefit of Emily Lahowetz, a minor (collectively, the "Shareholders"), for $30,000,000 in cash, determined as a result of arms'-length negotiations. The Shareholders are not affiliated with Giant Arizona or Giant.

     Phoenix Fuel Co., Inc. is an independent industrial/commercial petroleum products distributor. The company has fuel sales of approximately 16,000 barrels per day, including gasoline, diesel fuel, burner fuel, jet fuel, aviation fuel and kerosene. In addition, the Company distributes oils and lubricants such as motor oil, hydraulic oil, gear oil, cutting oil and grease.

     The company has nine bulk petroleum distribution plants, twenty cardlock fueling operations, a lubricant storage and distribution facility and operates a fleet of forty finished product truck transports. These assets and related operations are located throughout the state of Arizona and will continue to be used in a manner consistent with their previous operation.

     The purchase was funded under Giant's Credit Agreement, (the "Agreement"), dated October 4, 1995, as amended, with a number of banks as follows: Bank of America National Trust and Savings Association, as Agent; Bank of America Illinois, as issuing Bank and as a Bank; First National Bank of Chicago (successor to NBD Bank, by assignment), as a Bank; and Union Bank of California, N.A. (formerly known as Union Bank), as a Bank. Phoenix Fuel Company, Inc. will be a guarantor under the Agreement and the Indenture, dated as of November 29, 1993 among Giant, as Issuer, the Subsidiary Guarantors, as guarantors, and NBD Bank, National Association, as Trustee, relating to $100,000,000 of 9 3/4% Senior Subordinated Notes due 2003.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

          No financial statements will be filed under this Item
7(a) pursuant to Rule 3-05 of Regulation S-X because none of the materiality tests exceed the 20% level.

     (b)  Pro Forma Financial Information.

          No pro forma financial statements will be filed under this Item 7(b) pursuant to Rule 11-01(c) of Regulation S-X.

     (c)  Exhibits.

          The Exhibits listed on the accompanying Index to Exhibits immediately following the signature page are filed as a part of, or incorporated by reference into, this report.

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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     GIANT INDUSTRIES, INC.


                     /s/  A. WAYNE DAVENPORT
                     --------------------------------------------
                     A. Wayne Davenport
                     Vice President and Chief Financial Officer
                     (Principal Financial and Accounting Officer)

Date: June 16, 1997

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                       GIANT INDUSTRIES, INC.
                   CURRENT REPORT ON FORM 8-K
                          JUNE 3, 1997

                       INDEX TO EXHIBITS


EXHIBIT NO.                       DESCRIPTION

  2.1*/** Stock Purchase Agreement, dated April 30, 1997, by and among Phoenix Fuel Co., Inc., (the "Company",
           J. W. Wilhoit, as Trustee of the Wilhoit Trust Agreement Dated 12/26/74, Katherine C. Lahowetz, as Trustee of the Theresa Ann Wilhoit Grantor Retained Annuity Trust Dated 4/4/97, Katherine C. Lahowetz, and Katherine C. Lahowetz, as Custodian for the Benefit of Emily Lahowetz, a minor (collectively, the "Shareholders") and Giant Industries Arizona, Inc., (the "Purchaser").

  4.1 Credit Agreement, dated October 4, 1995, among Giant Industries, Inc., as Borrower, Giant Industries Arizona, Inc., Ciniza Production Company, San Juan Refining Company, Giant Exploration & Production Company, and Giant Four Corners, Inc., as Guarantors, and Bank of America National Trust and Savings Association, as Agent, Bank of America Illinois, as a Bank and Letter of Credit Issuing Bank and the Other Financial Institutions Parties hereto. Incorporated by reference to Exhibit 4.1 to the Company's Report on Form 8-K for the period October 4, 1995, File No. 1-10398.

  4.2 First Amendment, dated May 15, 1996, to Credit Agreement, dated October 4, 1995, among Giant Industries, Inc., as Borrower, Giant Industries Arizona, Inc., Giant Exploration & Production Company, Giant Four Corners, Inc., San Juan Refining Company and Ciniza Production Company, as Guarantors, and Bank of America National Trust and Savings Association, as Agent, Bank of America Illinois, as issuing Bank and as a Bank, NBD Bank as a Bank, and Union Bank, as a Bank. Incorporated by reference to Exhibit 4.2 to the Company's Report on Form 8-K for the period May 28, 1997, File No. 1-10398.

  4.3 Second Amendment, dated May 23, 1997, to Credit Agreement, dated October 4, 1995, among Giant Industries, Inc., as Borrower, Giant Industries Arizona, Inc., Giant Exploration & Production Company, San Juan Refining Company, Giant Four Corners, Inc. and Ciniza Production Company, as Guarantors, and Bank of America National Trust and Savings Association, as Agent, Bank of America Illinois, as issuing Bank and as a Bank, First National Bank of Chicago (successor to NBD Bank, by assignment), as a Bank, and Union Bank of California, N.A. (formerly known as Union Bank), as a Bank. Incorporated by reference to Exhibit
           4.3 to the Company's Report on Form 8-K for the period May 28, 1997, File No. 1-10398.

_____________

 * -  Filed herewith.

** - Certain exhibits listed in the Stock Purchase Agreement are not filed herewith. Copies of the omitted exhibits will be furnished supplementally to the Commission upon request.